EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 1997 with respect to the consolidated financial statements and financial statement schedule incorporated by reference or included in the Annual Report on Form 10-K of Zurn Industries, Inc. for the year ended March 31, 1997.

                                       /s/ Ernst & Young LLP


Erie, Pennsylvania
September 29, 1997



































                                      -9-